Exhibit 99.(d)(2)(c)

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment No. 2 (this “Amendment”), dated as of December 9, 2025, amends the Amended and Restated Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated July 1, 2020, between Invesco Advisers, Inc. ("Adviser") and each of Invesco Canada Ltd., Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited, Invesco Management S.A., and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco Environmental Focus Municipal Fund from Exhibit A of the Contract, effective February 24, 2026.

NOW, THEREFORE, the parties agree that:

1.            Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco AMT-Free Municipal Income Fund

Invesco California Municipal Fund

Invesco High Yield Municipal Fund

Invesco Intermediate Term Municipal Income Fund

Invesco Limited Term California Municipal Fund

Invesco Limited Term Municipal Income Fund

Invesco Municipal Income Fund

Invesco New Jersey Municipal Fund

Invesco Pennsylvania Municipal Fund

Invesco Rochester® AMT-Free New York Municipal Fund

Invesco Rochester® Municipal Opportunities Fund

Invesco Rochester® New York Municipals Fund

Invesco Rochester® Limited Term New York Municipal Fund”

2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham
Name:	Shalomi Abraham
Title:	Secretary, Head of Legal Canada & Senior Vice President

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Alan John Trotter
Name:	Alan John Trotter
Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo
Name:	Andrew Lo
Title:	Director

INVESCO MANAGEMENT S.A.

Sub-Adviser

By:	/s/ Marion Geniaux Peter Carroll
Name:	Marion Geniaux Peter Carroll
Title:	Authorised Signatory

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonia Reina
Name:	Antonia Reina
Title:	Secretary